CORPORATE PURCHASE AGREEMENT










































                                                                      CPCM 110.1
                                                                           12/93

"Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Commission."


                          CORPORATE PURCHASE AGREEMENT

                                     INDEX

ARTICLE       1  -    DEFINITIONS............................................  1
ARTICLE       2  -    PURCHASE AND SALE......................................  2
ARTICLE       3  -    TERM OF AGREEMENT......................................  2
ARTICLE       4  -    PRICING, INVOICES AND PAYMENT..........................  3
ARTICLE       5  -    RESCHEDULING AND TERMINATION OF ORDERS.................  3
ARTICLE       6  -    DELIVERY...............................................  4
ARTICLE       7  -    QUALITY REQUIREMENTS...................................  4
ARTICLE       8  -    PRODUCT ADDITIONS......................................  4
ARTICLE       9  -    SALE TO OTHERS.........................................  4
ARTICLE      10  -    GENERAL PROVISIONS.....................................  5
ARTICLE      11  -    ADDENDA/ATTACHMENTS....................................  6
ARTICLE      12  -    SURVIVAL OF PROVISIONS.................................  6
ARTICLE      13  -    ENTIRE AGREEMENT.......................................  6



ATTACHMENT   A   - LIST OF PRODUCTS AND PRICES...............................A-1
ATTACHMENT   B   - SUBCONTRACTOR POLICY......................................B-1
ATTACHMENT   C   - INTERNATIONAL OFFSET CREDITS..............................C-1
ATTACHMENT   D   - PURCHASE ORDER TERMS AND CONDITIONS.......................D-1

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

                          CORPORATE PURCHASE AGREEMENT
                              Agreement No. [***]

This Agreement is entered into by and between Unisys Corporation (hereinafter "BUYER") , a Delaware corporation, with offices at Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424, and Multimedia Access Corp., Inc. (hereinafter "SELLER") , a Delaware corporation, with offices at 2655 Villa Creek Drive, Suite 200, Dallas, Texas 75234.

                                    RECITALS
                                    --------

BUYER intends to purchase from SELLER certain products identified herein and SELLER desires to manufacture and sell such products to BUYER.

In consideration of the mutual covenants herein contained and intending to be legally bound by the provisions of this Agreement, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

Words, as employed in this Agreement, shall have their normally accepted meanings. The terms "herein" and "hereof", unless specifically limited, shall have reference to the entire Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting and the singular includes the plural and vice versa. The following terms shall have the described meaning:

A.       "PRODUCTS" shall mean the goods or articles identified in Attachment A.

B. "SUBSIDIARY" shall mean a corporation, company or other entity thirty percent (30%) or more of whose control or outstanding voting shares or securities are, now or hereafter, owned or controlled, directly or indirectly, by BUYER.

ARTICLE 2 - PURCHASE AND SALE
-----------------------------

A. SELLER agrees to sell and deliver the PRODUCTS identified in Attachment A in accordance with the terms and conditions of this Agreement.

B. It is agreed that SUBSIDIARIES may purchase PRODUCTS from SELLER at the prices set forth in Attachment A.

C. The ordering of PRODUCTS shall be by means of individual purchase orders and change orders thereto (hereinafter referred to collectively as
     "Purchase Orders"), issued from time to time by BUYER'S procurement personnel.

D. Notwithstanding Paragraph 25 of the terms and conditions on the reverse side of BUYER'S Purchase Orders, a copy of which is set forth in Attachment D hereto, any Purchase Orders issued by BUYER, including the terms in Attachment D, and the additional provisions set forth in Attachment B hereto, provide the terms and conditions governing the purchase of PRODUCTS hereunder. In the event of a conflict between the provisions of the main body of this Agreement (through Article 10 and the signature lines on Page
     9), BUYER'S Purchase Orders, and the Attachment B terms, the order of precedence shall be: (1) the provisions of the main body of this Agreement and (through Article 10 and the signature lines on Page 9); (2) the provisions set forth on the face of BUYER'S Purchase Orders; (3) the terms and conditions stated on the reverse side of BUYER'S Purchase Orders; (4) the Attachment B terms.

E. The Purchase Orders shall specify applicable prices, quantities, delivery schedules, shipping instructions, destinations, applicable specifications, any special requirements, and other similar matters which are necessary for the individual transaction to be adequately described. The Purchase Orders shall also include a reference to this Agreement Number.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

ARTICLE 3 - TERM OF AGREEMENT
-----------------------------

A. Term: This Agreement shall continue in force for a fixed term of [***]from the date hereof.

B. This Agreement shall cover all Purchase Orders issued during the term hereof, with Delivery of PRODUCTS to be made in accordance with the mutually agreed upon delivery schedules set forth in the Purchase Orders.

C. Termination for Convenience: This Agreement may be terminated by either party for any reason or no reason effective as of the end of[***] or at any time thereafter, by giving the other party written notice [***] in advance.

D. Termination for Cause: If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within [***] the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the [***] period, then the Agreement shall automatically terminate at the end of that period. Buyer will have the additional termination rights with respect to each purchase order as set forth in Paragraph 10 of Attachment D.

E. Termination for Insolvency: This Agreement shall terminate, (i) upon the institution by or against Buyer of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Buyer's debts,
     (ii) upon Buyer's  making an assignment  for the benefit of  creditors,  or
     (iii) upon Buyer's dissolution or ceasing to do business, provided Buyer has not eliminated the applicable condition mentioned above upon [***] advance written notice from Seller to do so.

F. Fulfillment of Orders upon Termination: Upon termination of this Agreement for other than Buyer's breach, Seller shall continue to fulfill all orders accepted by Seller prior to the date of termination.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

G. Return of Materials. All Seller's trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind, pertaining to Seller's business or the Products, shall remain the property of Seller. Within thirty (30) days after the termination of this Agreement, Buyer shall prepare all such items in its possession for shipment, as Seller may direct, at Seller's expense. Buyer shall not make, use, dispose of or retain any copies of any of Seller's confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Buyer shall cease to use all trademarks, marks, and trade names of Seller, except as required to sell remaining Products or complete performance of this Agreement.

H. Limitation of Liability: In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory (except as stated in Paragraph 3.C above), investments, leases or commitments in connection with the business, or damage to a loss of goodwill of Seller or Buyer. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

ARTICLE 4 - PRICING, INVOICES AND PAYMENT
-----------------------------------------

A. The unit prices for PRODUCTS are set forth in Attachment A and are firm and fixed for the term of this Agreement subject to Paragraph 8 of Attachment B.

B. Invoices for PRODUCTS may be submitted by SELLER when such PRODUCTS are delivered. [***].

C. SELLER'S invoices shall include references to this Agreement number and to Purchase Order numbers.


ARTICLE 5 - RESCHEDULING AND TERMINATION OF ORDERS
--------------------------------------------------

A. BUYER may, without incurring liability for any additional or increased costs resulting therefrom, make changes in the quantities of PRODUCTS scheduled to be delivered, and/or the delivery schedules therefore; provided, however, BUYER gives SELLER written notice of such changes at least:
     1. Thirty (30) days prior to the Delivery date specified by the Purchase Order for standard PRODUCTS; or

     2. Ninety (90) days prior to the Delivery date specified on the Purchase Order for nonstandard PRODUCTS.

B. BUYER may terminate Purchase Orders issued hereunder in accordance with Paragraph 15, Termination, on BUYER'S Purchase Order; provided, however, there shall be no charge for such termination if BUYER gives SELLER written notice of termination at least:

     1. Ninety (90) days prior to the Delivery date specified on the Purchase Order for standard PRODUCTS; or

     2. Ninety (90) days prior to the Delivery date specified on the Purchase Order for nonstandard PRODUCTS.


ARTICLE 6 - DELIVERY
--------------------

Time is of the essence in the performance of this Agreement. Notwithstanding the F.O.B. terms set forth in the Purchase Orders or in Attachment A, "Delivery" shall occur when the PRODUCTS specified on the Purchase Order arrive at the destination designated on the Purchase Order.


ARTICLE 7 - QUALITY REQUIREMENTS
--------------------------------

A. SELLER shall inspect and test PRODUCTS prior to delivery to BUYER to ensure compliance with the specifications and drawings identified in Attachment A. BUYER may test all PRODUCTS received from SELLER and may reject all PRODUCTS that do not meet the requirements of said specifications and drawings. BUYER may base acceptance or rejection of any PRODUCTS on inspection. If such inspection or test by BUYER is made on SELLER'S premises, SELLER shall furnish without additional charge all reasonable facilities and assistance for the persons conducting such inspection or test.

B. SELLER agrees to maintain a quality control system that shall eliminate defects for all PRODUCTS to be delivered hereunder. Such system shall include process controls that shall provide data for inspection and quality verification of all critical parameters or operations on a regular and continuing basis throughout the manufacturing process, for the term of this Agreement.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

C. SELLER agrees to demonstrate its quality assurance program and process control program to BUYER'S quality, engineering and procurement personnel. Included in this demonstration shall be a review of current process controls and a mutual determination of any additional controls which may be required to assure BUYER that control of the manufacturing process is being maintained.

ARTICLE 8 - PRODUCT ADDITIONS
-----------------------------

It is agreed that additional PRODUCTS may be added to Attachment A during the term of this Agreement, upon completion of negotiations between BUYER and SELLER for such additions.


ARTICLE 9 - [***]
----------------

[***]

ARTICLE 10 - GENERAL PROVISIONS
-------------------------------

A.   Notices/Administration
     All notices shall be in writing and shall be sent by certified mail, return receipt requested, or by wire communications (e.g., telex, twx, or facsimile) to the respective Contract Administrator, at the addresses noted below, or as the same may be changed from time to time by notice similarly given. SELLER'S written notices applicable to Purchase Orders shall also be sent to BUYER'S Procurement Department personnel at the addresses noted in the Purchase Orders affected.

     1.  For BUYER
         General Administration and liaison shall be performed by [***] (referred to herein as "BUYER'S Contract Administrator") , Unisys Corporation, P.O. Box 500, MS C2NW14, Blue Bell, Pennsylvania 19424, or his/her designee or successor.

     2.  For SELLER
         General Administration and liaison shall be performed by William S. Leftwich (referred to herein as "SELLER'S Contract Administrator"), 2665 Villa Creek, #200, Dallas, Texas 75324, or his /her designee or successor.

     3. BUYER'S Procurement Department personnel authorized by Subparagraph 4, below, to issue Purchase Orders hereunder shall have authority, in accordance with the terms and conditions of this Agreement, regarding matters concerning the content of the Purchase Orders, regarding BUYER'S testing, inspection, rescheduling and rejection of the PRODUCTS and termination or cancellation of Purchase Orders; provided, however, that the exercise of BUYER'S rights of cancellation or termination of this Agreement, whether for SELLER'S default or BUYER'S convenience, and the exercise of other general rights of BUYER under this Agreement are reserved to BUYER'S Contract Administrator.
     4. SELLER shall be notified, from time to time, by BUYER'S Contract Administrator of BUYER'S locations, divisions and SUBSIDIARIES authorized to issue Purchase Orders pursuant to and in furtherance of this Agreement and in accord with the provisions herein. BUYER'S Contract Administrator, wherever located, shall at all times, be authorized to place Purchase Orders under this Agreement.

B.   Governing Law
     This Agreement shall be construed, governed and interpreted in accordance with the laws, but not the rules relating to the choice of law, of the Commonwealth of Pennsylvania.

C.   Captions/Headings
     The captions and headings of the Articles, clauses and paragraphs contained herein have been inserted for the convenience of the parties and shall not be construed as a part of or modifying any provisions of this Agreement.

D.   Severability
     If any court should find any particular provision of this Agreement void, illegal, or unenforceable, then that provision shall be regarded as stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect.

E.   Divestiture
     SUBSIDIARIES, business units of BUYER, and business units of SUBSIDIARIES, which are, in whole or in part, divested by BUYER or SUBSIDIARIES during the term of this Agreement, may continue to purchase PRODUCTS under this Agreement. The pricing set forth in Attachment A shall be applicable for such purchases and all such purchases shall be contributory toward the total volume purchased during the term of this Agreement.

F.   Duty Drawback
     SELLER shall advise BUYER if any portion of the PRODUCTS are imported into the United States, as well as the country of origin of such imported items. In the event BUYER advises SELLER that BUYER is exporting PRODUCTS to any of the countries from which SELLER is importing, SELLER shall furnish BUYER with proof of duties paid and execute and deliver to BUYER all documents necessary for BUYER to claim a duty drawback of duties paid by SELLER.


ARTICLE 11 - ATTACHMENTS
------------------------

The  attachments  and other  documents  referred  to in this  Agreement  and all
specifications,   drawings   and   documents   referenced   therein  are  hereby
incorporated in and made part of this Agreement.


ARTICLE 12 - SURVIVAL OF PROVISIONS
-----------------------------------

In addition to the rights and obligations which survive as expressly provided for elsewhere in this Agreement, the Articles and Attachments which by their nature should survive, shall survive and continue after any termination or cancellation of this Agreement.


ARTICLE 13 - ENTIRE AGREEMENT
-----------------------------

This Agreement states the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous proposals, negotiations, representations, commitments, writings, agreements, and other communications, both oral and written, between the parties. This Agreement may not be released, discharged, changed, or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

This Agreement has been duly signed by authorized representatives of the parties and shall become effective as of the latest date set forth below (the "Effective Date").


Multimedia Access, Inc.                        Unisys Corporation

By: /s/William S. Leftwich                     By:  [***]
    -------------------------                       ----------------------------
    William S. Leftwich                             [***]
-----------------------------                       ----------------------------
     (Printed/typed name)                           (Printed/ typed name)

Title:  CFO                                    Title: Sr. Procurement Specialist
      -----------------------                         --------------------------


Date:  9/19/96                                 Date:  Sept 17, 1996
      -----------------------                         --------------------------

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

                          Corporate Purchase Agreement
                          ----------------------------

                                  Attachment A
                                  ------------

                           List of Products and Prices
                           ---------------------------

Model     Product                           # Ports    List             Discount
-----     -------                           -------    ----             --------

PC200     20 slot Rack-mount PC               192      [***]               [***]
            (Includes, PC, CD-ROM            (Max)
          keyboard, mouse, monitor,
          Ethernet card.)

CN100     Coax Input Board                      8      [***]               [***]
            (inc. cable adapter)

C0100     Coax Output Board                     8      [***]               [***]
            (inc. cable adapter)

UN100     UTP Input Board                      16      [***]               [***]
            (not including cable)

U0100     UTP Output Board                     16      [***]               [***]
            (not including cable)

UT100     UTP Transceiver                              [***]               [***]
            (not including cable)

SS100     VBX Client Software                          [***]               [***]
            (per desktop)

SS200     VBX Server Software                          [***]               [***]
            (192 users max.)

CB100     Conference Kit                               [***]               [***]
          (not including Panasonic
          4-way MUX)

Training/Installation
---------------------

          12 Student Installer Training - 2 day        [***]               [***]
          20 Students Support Training - 1 day         [***]               [***]
          Installation                                 [***]               [***]

          To the above will be added reasonable & actual travel expenses.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

Software Services                                    List               Discount
-----------------                                    ----               --------

          Server Software Updates                    [***]                 [***]
          (1st 12 Months after Installation)

          Server Software Updates                    [***]                 [***]

          Client Software Updates                    [***]                 [***]
          (1st 12  Months after installation)

          Client  Software Updates                   [***]                 [***]



Discounts:
----------

The following discounts apply for the duration of this agreement, subject to the terms of Paragraph 8. (a) of Attachment B.

Discount Category [***]       [***]
Discount Category [***]       [***]
Discount Category [***]       [***]

All prices F.O.B. Dallas, TX.
Lead Times: 90 days from approval of order.

                          CORPORATE PURCHASE AGREEMENT
                          ----------------------------

                                  ATTACHMENT B
                                  ------------

                              SUBCONTRACTOR POLICY
                              --------------------


1.      DEFINITIONS

(a) "Products" shall mean those products listed in Attachment A. Products may be changed, abandoned or added by Seller, at its sole discretion, provided that Seller does as generally for its other customers and that Seller gives thirty (30) days prior written notice to Buyer. Seller shall be under no obligation to continue the production of any Product, except as provided herein.

(b) "Territory" shall mean sales to end-user account by Unisys or its subsidiaries within the established territory of Unisys Corporation and its subsidiaries.

(c) "Software" shall mean all software, computer programs, source codes, object codes, listings, and related materials in machine readable or printed form (including firmware and all types of media) and all updates and modifications thereto, that are included in the Product.

2.      APPOINTMENT AND AUTHORITY OF BUYER

(a) Appointment: Subject to the terms and conditions set forth herein, Seller hereby appoints Buyer as Seller's non-exclusive Buyer for the Products in the Territory, and Buyer hereby accepts such appointment. Seller shall retain the right to appoint other Buyers with responsibility for sale of the Products in the Territory.

(b)     Independent   Contractors:   The   relationship   of  Seller  and  Buyer
        established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to:

        (i) give either party the power to direct and control the day-to-day activities of the other,

        (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or

        (iii) allow Buyer to create or assume any obligation on behalf of Seller for any purpose whatsoever.

All financial obligations associated with Buyer's business are the sole responsibility of Buyer. All sales and other agreements between Buyer and its customers are Buyer's exclusive responsibility and shall have no effect on Buyer's obligations under this Agreement. Buyer shall be solely responsible for, and shall indemnify and hold Seller free and harmless from, any and all claims, damages, or lawsuits for personal injury or damage to tangible property (including Seller's attorneys' fees) arising solely out of the wrongful or negligent acts of Buyer, its employees or its agents.

3.      TERMS OF PURCHASE OF PRODUCT BY BUYER

(a) Purchase of Products Subject to Software License and Other Restrictions. The sale of each Product to Buyer and the transfer of title for each purchased Product to Buyer shall not include a sale of the Software or transfer of its title but shall instead include a fully paid license for Buyer to transfer the Software to its customers upon execution of a Software license by Buyer's customers in accordance with the terms of Subsection 7 (a) below. Seller shall retain full title to the Software and all copies thereof, and Buyer and its customers may use the Software only in accordance with the provisions of their executed Software licenses. Neither Buyer nor its customers shall have any access to or rights in the Software source codes except as provided under a separate Source Code Agreement to be executed between Seller and the Buyer or customer. Neither Buyer nor its customers shall have the right to copy, modify, or remanufacture any Product or part thereof except as provided under separate, specific Agreements between the Seller and the Buyer or its customers.

4.      TRAINING, INSTALLATION, AND SERVICE

(a) Services by Buyer: Buyer shall have the responsibility to install the Products, test the installed Products, provide first-level customer support, and train the customers with respect to the Products sold. Seller agrees to provide field assistance in these areas when requested by Unisys during the first six months of the Term of the Agreement, until Unisys personnel are fully trained. The services shall be performed by trained personnel of Buyer as described in Paragraph 4 (b) and shall be prompt and of the highest quality.

(b) Training by Seller: Seller shall provide sales and service training to Buyer's personnel at periodic intervals, with the frequency and content of the training to be determined by. Seller. When possible, such training shall be given at Buyer's facilities, but it may be necessary to provide combined training at a geographically central location near but not in the Territory. In either case, Seller and Buyer shall each pay their own costs for travel, food and lodging during the training period. Training costs per Price List on Attachment A. In addition to sales and service training, Seller shall cooperate with Buyer in establishing efficient service procedures and policies.

5.      REPAIRS


(a) Factory Authorized Service Centers: At Buyer's option, it may request to qualify as a Factory Authorized Service Center. If Buyer should so request, Seller shall have sole discretion in determining whether or not to qualify Buyer as a Factory Authorized Service Center.


(b) Repair Provisions: For so long as Buyer is not a Factory Authorized Service Center, service and repairs of the Products may be obtained from Seller by delivery of the Product to Seller's office in Dallas, Texas, postage prepaid, accompanied by a written request. If such service and repair are not covered by Seller's standard limited warranty (described below), Seller may charge the customer for Seller's expenses and hourly charges according to Seller's established rates and terms in effect.

6.      WARRANTY TO BUYER'S CUSTOMERS

(a) Standard Limited Warranty: Buyer shall pass on to its customers Seller's standard limited warranty for the Products, including the limitations set forth in Subsections 6(b) and 6(c) below. This warranty shall cover repair or replacement of all parts necessary to maintain the Products in good working order provided that the Product is returned to Seller's office in Dallas, Texas, postage paid; and shall extend for a period of twelve (12) months from the date of delivery. This warranty is contingent upon proper use of a Product in the application for which it was intended and does not cover Products that were modified without Seller's approval or that were subjected by the customer to unusual physical or electrical stress, among other terms and limitations provided therein. In addition to the above warranty, the provisions of Paragraph 8, "Warranty" of Attachment D are incorporated by reference in this Paragraph 6(a).

(b) No Other Warranty: EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE, SELLER GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

(c) Limitation of Liability: SELLER'S LIABILITY UNDER THE WARRANTY SHALL BE LIMITED TO REPAIR OR REPLACEMENT OF THE PRODUCT OR PARTS THEREOF AS PROVIDED ABOVE. IN NO EVENT SHALL SELLER BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER, EXCEPT FOR NORMAL COVER-TYPE DAMAGES AVAILABLE TO BUYER BY LAW, OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

(d) High Risk Activities: Buyer acknowledges that the Seller's Products are not fault-tolerant and are not designed, manufactured or intended by Seller for use or resale in online control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of products could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Seller specifically disclaims any express or implied warranty of fitness for High Risk Activities. Buyer represents and warrants that it will not use Seller's Products or technology or derivative technology and will not use, distribute or resell Products for High Risk Activities.

7.      SOFTWARE LICENSING AND SERVICES


(a) License to Buyer: Seller hereby grants to Buyer a nonexclusive, royalty-free, fully paid license to use, demonstrate, and sublicense the object code of the Software in the Territory in carrying out Buyer's obligations under the provisions of this Agreement. The license shall terminate on the termination of this Agreement for any reason.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

(b)     Sublicensing:

(c) Services: To each licensee of the Software, Seller shall provide the opportunity to subscribe for the optional software maintenance services that are referred to in the License.

8.      BUYER DISCOUNT PROVISIONS

(a) Buyer shall be entitled to the prices listed in Attachment A, which represent [***] discount to Seller's U.S. List Prices, for the Term of the Agreement, [***]

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

                                  ATTACHMENT C

                                       TO

                          CORPORATE PURCHASE AGREEMENT

                                   NO. [***]

                          INTERNATIONAL OFFSET CREDITS



Seller in consideration of the issuance of Purchase Order(s) by Buyer, herewith agrees to transfer on a best effort basis to Buyer, indirect offset credits in the aggregate amount of [***] the value of individual Purchase Order(s) within [***] from date of such Purchase Order(s).

The aforementioned indirect offset credits are to be the result of purchases by Seller in Canada, Israel, Mexico, Spain, Brazil and Australia or exports from these countries by Seller, subject to award of indirect offset credits for such procurement or exports by and specific approval for transfer of, such awarded credits to Buyer, from the appropriate authorities in these countries.

Seller further agrees to provide to Buyer within [***]from date of Purchase Order(s) a breakdown of the aggregate amount of indirect offset credits involved on a country-by-country basis for the above named countries. Thereafter, Seller will provide to Buyer progress reports on a quarterly basis until such time as the aggregate amount involved has been reached or has been limited by circumstances beyond Seller's control.

Buyer at its option may declare offset credits for purchases and shipments made from Seller within the boundaries of the abovementioned countries.

                                  Attachment D

                       PURCHASE ORDER TERMS AND CONDITIONS


1. DEFINITIONS - The word "Articles" means the goods, materials, products, technical data, intellectual property, drawings, or services identified in this purchase order The term "Government" means the government of the United States of America or any department or agency thereof.

2. ACCEPTANCE OF PURCHASE ORDER - This purchase order constitutes Buyer offer to Seller and shall become a binding contract upon the terms and condition set forth herein upon acceptance by Seller either by signing and returning the acknowledgment form hereof, commencement of effort, or by prompt shipment conforming Articles, whichever occurs first. This purchase order does not constitute an acceptance by Buyer of any offer to sell, any quotation, or any proposal. Reference in this purchase order to any such offer to sell, quotation, proposal shall in no way constitute a modification of any of the terms and conditions of this purchase order to any degree whatsoever. Any terms and conditions proposed by Seller in acknowledging or accepting Buyer's offer which are inconsistent with or in addition to the terms set forth in this purchase order shall not be binding upon Buyer and shall be void and of no effect, unless and to the extent expressly accepted in writing by Buyer's authorized procurement representative.

3. DATA - Seller acknowledges that it has in its possession all applicable specifications, drawings and documents necessary to perform its obligation hereunder at the price and schedule set forth. All such documentation shall be deemed to be a part of this purchase order.

4. PACKAGING AND SHIPPING - Deliveries shall be made as specified without charge for packaging or storage unless otherwise specified, and Articles shall be suitable packed to secure lowest transportation costs and in accordance with the requirements of common carriers. Articles shall be described on bills of lading Buyer's order numbers must be plainly marked on all packages, bills of lading and shipping orders. Buyer's count or weight shall be final and conclusive on shipments. Except as consented to by Buyer, Seller shall not ship in advance of schedule and shall ship exact quantities ordered.

5. TAXES AND DUTIES - The prices stated herein include all applicable taxes and duties, except state and local sales and use taxes which by statute may be passed on to Buyer. Such sales and use taxes shall be separately stated on Seller's invoice. This order shall include all related customs duty and import drawback rights, if any, including rights developed by substitution and rights which may be acquired from Seller's suppliers, which Seller can transfer to Buyer. Seller agree to inform Buyer of the existence of all such rights, and to supply such document as may be required to obtain such drawbacks, unless waived by Buyer. Seller agrees to certify to Buyer the country of origin for the goods supplied under this purchase order.

6. PRICES - Seller represents that prices quoted to or paid by Buyer shall not exceed current prices charged to any other customer of Seller for items which are the same or substantially similar to the Articles, taking into account the quantity under consideration. Seller shall refund any amounts paid by Buyer in excess of such price.

7. SET-OFF - Buyer shall be entitled at all times to set-off any amount owing at any time from Seller to Buyer, any of its divisions or any of its affiliates or subsidiaries against any amount payable at any time to Seller by Buyer, any of its divisions of any of its affiliates or subsidiaries.

8. WARRANTY - Seller warrants that all Articles will conform to applicable specifications, drawings, descriptions, and samples, and will be of new manufacture, good workmanship and materials, and free from defect, claim encumbrance, or lien. Unless manufactured pursuant to detail design furnished by Buyer, Seller assumes design responsibility and warrants the Articles to be free from design defect and suitable for the purposes intended by Buyer. If the Articles delivered or services furnished hereunder do not meet the warranties specified herein or otherwise applicable, Buyer may, at its option return at Seller's expense the defective or nonconforming Articles for credit or refund, or require Seller to correct, at no cost to Buyer, any defective or nonconforming Articles or services Articles required to be corrected or replaced shall be subject to this clause and Clause 9 entitled "Inspection" in the same manner and to the same extent as Articles delivered under this order originally. Seller's warranties, together with its service guarantees, shall run to Buyer and its customers or users of the Articles and shall not be deemed to be exclusive. Buyer's inspection, approval, acceptance use of or payment for all or any part of the Article shall in no way affect its warranty rights whether or not breach of warranty had become evident at the time.

9. INSPECTION - The Articles may be inspected by Buyer at all times and places and at any stage or production, and if at the premises of Seller, Seller without additional charge shall provide all reasonable facilities and assistance required for safe and convenient test and inspection. The foregoing shall not relieve Seller's of its obligation to make full and adequate test and inspection. Buyer may base acceptance or rejection of any or all Articles on inspection by sampling. From the time of notice of rejection of defective Articles upon inspection, or for a breach of warranty, risk of loss thereof shall be upon Seller until redelivery, if any, to Buyer. All rejected Articles may be returned to Seller at Seller's risk and expense or be held by Buyer at Seller's risk and expense, subject to Seller's disposal.

10. DEFAULT - Buyer may, by written notice to Seller, cancel this purchase order for default, (a) if the Seller fails to deliver the Articles or to perform the services strictly within the time specified herein, or if no time is specified, within a reasonable time (b)if the Articles delivered do not conform to contractual requirements or if Seller fails to perform any of the other provisions of the purchase order, or so fails to make progress as to endanger performance of the contract in accordance with its terms; or(c)if Seller's financial conditions shall at any time become unsatisfactory to Buyer. Upon such cancellation Seller will deliver to Buyer any of the Articles, for which Buyer shall make written request at or after cancellation and Buyer will pay Seller the fair value of any such property so requested and delivered.

11. CHANGES - Buyer shall have the right by written notice to change the extent of the work covered by the purchase order, the drawings, specifications, or other description herein, the time method or place of delivery or the method of shipment or packaging or to suspend work. Upon receipt of any such notice, Seller shall proceed promptly to make the changes in accordance with the terms of the notice. If any such change causes an increase or decrease in the cost of performance or in the time required for performance Seller shall provide prompt notice to Buyer of any change of costs or time for performance and an equitable adjustment shall be negotiated promptly and the purchase order modified in writing accordingly.

12. TOOLS AND MATERIALS - Title to and the right of immediate possession of all tooling, equipment, or materials furnished or paid for by Buyer directly or indirectly for use hereunder shall be and remain in Buyer. Buyer does not guarantee or warrant the accuracy of any tooling furnished by it. Seller shall (a) be responsible for all loss or damage to such tooling, equipment, or materials while in its possession and insure its risk in this respect with adequate fire and extended coverage insurance; (b) clearly mark the same as belonging to Buyer, keep it segregated in Seller's plant and treat it confidentially; (c) keep the same in good operating condition; and (d) use the same exclusively for the performance of work for Buyer and not for production of larger quantities than specified or in advance of normal production schedules, except with Buyer's written consent. Tooling, equipment or materials furnished shall not include Government furnished items of this sort. Upon completion of this order, all such items shall be disposed of as Buyer directs.

13. PATENTS, COPYRIGHTS, TRADEMARKS AND TRADE SECRETS - The Seller shall defend at its expense and hold harmless Buyer, its subsidiaries, agents, customers and users, from any and all loss, damages or liability (including legal expense) for or on account of, or resulting from, any claim of infringement of any existing or future patents, copyrights, or trademarks, or violation of any trade secrets, with respect to any of the Articles furnished under this purchase order. The fact that Buyer furnishes specifications to Seller with respect to any of the Articles, shall neither relieve the Seller from its obligations hereunder nor limit the Seller's liability therefor, nor shall the same be deemed to constitute an undertaking by Buyer to hold Seller harmless against any such claim which arises out of compliance with the specifications.

14. CONFIDENTIAL INFORMATION - Seller shall not disclose to any third party or use any confidential information concerning this purchase order or other material intended for use therewith without first obtaining the written consent of Buyer. The Buyer shall retain title at all times to such drawings, specifications, samples and other material, all of which, including copies thereof, upon request or upon completion of this order, shall be promptly returned to Buyer. Any knowledge or information which Seller may disclose to Buyer in connection with the purchase of any of the Articles shall not, unless otherwise specifically agreed upon in writing by Buyer, be deemed to be confidential information and shall be acquired free from any restriction as part of the consideration for this purchase order.

15. TERMINATION - At any time Buyer may at its option with or without reason terminate this order for convenience in whole or in part by written or telegraphic notice. Any claim of Seller shall be settled on the basis of reasonable costs it has incurred in performance of this purchase order.

16. COMPLIANCE WITH LAW - Seller shall in the performance of the purchase order comply with all applicable laws, executive orders, regulations, ordinances, proclamations, demands and regulations of the Government, or of any state or local government authority which may now or hereafter govern performance hereunder.

17. NOTICE OF DELAY - Whenever an actual or potential labor dispute or other event is delaying or threatens to delay the timely performance of this order, Seller will immediately give notice thereof, including all relevant information with respect thereto, to Buyer.

18. ASSIGNMENT AND SUBCONTRACT - Neither this purchase order nor any duty of right thereunder shall be delegated or assigned by Seller without the prior written consent of Buyer. Seller agrees that it will not subcontract for completed or, substantially completed Articles or major components thereof without Buyers prior written consent. Any assignment not made in accordance with the terms and conditions of this paragraph is void and will have no effect.

19. ADVERTISING - Seller shall not, without first obtaining the written consent of Buyer, in any manner advertise or publish the fact that Seller contracted to furnish Buyer the Articles.

20. INDEMNITY - Seller agrees to indemnify and hold Buyer harmless from any and all claims and liability, including expenses, including but not limited to, legal fees and court costs, for injuries or death to persons or damage to or destruction of property caused by or resulting from the acts or omissions of Seller, its agents, suppliers or employees in the performance of this order and defend at Sellers expense all suits or proceedings arising out of any of the foregoing. If work or services under this order are to be performed within the premises occupied or controlled by Buyer or a customer of Buyer, then Seller agrees as follows: (a) to accept the premises in their present condition as safe and satisfactory for the work or services to be performed, (b)to hold Buyer and its customers harmless from all injuries, damages, and claims arising from such performance, (c) to maintain insurance that will protect Seller, Buyer, and its customers from claims under Workmen's Compensation Acts and from any other claims for damages, personal injury, or death to employees of Seller, Buyer, or its customers, or any other persons, which may arise from performance of work or services covered by this order, whether performed by Seller or any subcontractor, or anyone directly or indirectly employed by either of them, and (d) to file certificates of such insurance with Buyer, and to obtain Buyer's approval of the adequacy of protection whenever so required.

21. HAZARDOUS CHEMICALS AND HAZARDOUS MATERIALS - Prior to shipment or transfer of any hazardous chemicals (as defined by regulations promulgated pursuant to the occupational Health and Safety Act) and hazardous materials (as defined by regulations promulgated by the U.S. Department of Transportation and

     Appendix A of Federal Standard number 313A), Seller shall provide the Buyer with an appropriate, up-to-date Material Safety Data Sheet.

22. U.S. GOVERNMENT EXPORT CONTROLS - If Buyer provides or has provided Seller articles or technical data, identified as subject to U.S. export controls, Seller's use in connection with performance under this purchase order, then Seller responsible for compliance with U.S. Government export regulations 15 CFR 368-399, 22 CFR Parts 121-130, DOD Directive 5230.25 and other U.S. Government regulations applicable to the disclosure or export of articles technical data to Foreign Nationals of the United States. Buyer reserves the right to obtain any necessary U.S. Government export approvals, licenses, certification and assurances.

23. DELIVERY - Delivery according to schedule is a major condition of this order. Therefore, time is of the essence with respect to any delivery or service to be provided hereunder.

24. WAIVER - The failure of Buyer to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this purchase order or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligation of Seller with respect to such future performance shall continue in full force and effect.

25. ENTIRE AGREEMENT - This purchase order constitutes the entire agreement and exclusive statement of the terms between the parties with respect to the purchase and sale of the Articles hereunder and supersedes all previous communications representations, or agreements between the parties with respect thereto. No alteration, modification or amendment of any of the provisions hereof shall be binding unless in writing and signed by Buyer's authorized procurement representative.

26. CONSTRUCTION - This purchase order and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

27. SUPPLEMENTARY PROVISIONS TO GOVERNMENT CONTRACTS - For work involving or subject to a U.S. Government contract, the applicable provisions are contained in the supplement attached hereto and made a part of this purchase order.